UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2007

DeVry Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

ONE TOWER LANE, SUITE 1000,	60181
OAKBROOK TERRACE, ILLINOIS	(Zip Code)
(Address of principal executive offices)

(630) 571-7700
(Registrant’s telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of September 14, 2007, the Board of Directors of the Company adopted a resolution to amend, and to recommend that the stockholders approve an amendment to, Article Seventh of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), which would change the maximum number of Directors the Company may have to not more than 13 Directors.  The Board of Directors also adopted a resolution to amend the Company’s Amended and Restated By-Laws (the “By-Laws”) to fix the number of Directors of the Company at 13, effective upon approval by the stockholders of the amendment to the Certificate of Incorporation.

At the Company’s Annual Meeting of Stockholders on November 7, 2007, the Company’s stockholders approved the proposal to amend to the Certificate of Incorporation, and the amendment became effective upon the filing on that date of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.  The amendment to the By-Laws to fix the number of Directors of the Company at 13 became effective, by its terms, on November 7, 2007.

A complete copy of the By-Laws, as amended, is attached hereto as Exhibit 3.1.  The description of the amendment to the By-laws contained herein is qualified in its entirety by the complete text of the amendment, which is attached hereto as Exhibit 3.2 and incorporated by reference into this item.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of DeVry Inc., as amended, as of November 7, 2007.
3.2	Amendment to Amended and Restated By-Laws of DeVry Inc., effective November 7, 2007.

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DEVRY INC.
        (Registrant)

Date: November 7, 2007                                                                                                      /s/ Richard M. Gunst
        Richard M. Gunst
        Senior Vice President, Chief Financial Officer And Treasurer